INVESTMENT ADVISORY AGREEMENT (SCHEDULE A):

WisdomTree International Quality Dividend Growth Fund

   Registrant incorporates by reference EX-99.(D)(4) of Form 485BPOS, dated and filed on April 4, 2016.
   (SEC Accession No. 0001193125-16-529560)


SUB-ADVISORY AGREEMENT (APPENDIX A):

WisdomTree International Quality Dividend Growth Fund

   Registrant incorporates by reference EX-99.(D)(8) of Form 485BPOS, dated and filed on April 4, 2016.
   (SEC Accession No. 0001193125-16-529560)